                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                               November 14, 2000
               Date of Report (Date of earliest event reported)

                                SonicWALL, Inc.
            (Exact name of registrant as specified in its charter)


          California                   000-27723               77-0270079
(State or other jurisdiction of       (Commission           (I.R.S. employer
 incorporation or organization)         File No.)         identification number)



                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
             (Address of principal executive offices and zip code)

                                (408) 745-9600
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     The undersigned Registrant hereby amends in the manner set forth below and in the pages attached hereto Item 7 and the exhibits of its Current Report on Form 8-K, filed on November 27, 2000, relating to the Registrant's acquisition of Phobos Corporation on November 14, 2000 as described in such Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired

     See Exhibit 99.2 for the financial statements of Phobos Corporation.

(b)  Pro Forma Financial Information

   UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented to illustrate the effects of the merger on the historical financial position and operating results of SonicWALL, Inc. ("SonicWALL") and Phobos Corporation ("Phobos"). The pro forma statements were prepared as if the merger had been completed as of January 1, 1999 for statement of operations purposes and as of September 30, 2000 for balance sheet purposes. The pro forma statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of SonicWALL and Phobos. For SonicWALL, those financial statements are included in SonicWALL's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and its Annual Report on Form 10-K for the fiscal year ended December 31, 1999. See Exhibit 99.2 for the financial statements of Phobos.

     The pro forma statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SonicWALL would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2000
(In thousands)

                                          Historical
                                    ---------------------------        Pro Forma                Pro Forma
                                     SonicWALL         Phobos         Adjustments               Combined
                                    -----------      ----------       -----------              -----------
ASSETS
 Current assets:
  Cash and cash equivalents         $   159,464      $      654       $         -              $   160,118
  Short-term investments                 94,444               -                 -                   94,444
  Accounts receivable, net                8,034             494                 -                    8,528
  Inventories, net                        1,300           1,970                 -                    3,270
  Deferred income taxes                   8,263               -             5,611  C                13,874
  Prepaid expenses and other
   current assets                         2,271             241                 -                    2,512
                                    -----------      ----------        ----------              -----------
    Total current assets                273,776           3,359             5,611                  282,746

 Goodwill and other intangible
  assets, net                               786               -           236,402  A               237,188
 Property, plant and
  equipment, net                          2,540             951                 -                    3,491
                                    -----------      ----------        ----------              -----------
         Total assets               $   277,102      $    4,310        $  242,013              $   523,425
                                    ===========      ==========        ==========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
 Current portion of capital
  lease obligation                  $         -      $       41       $         -              $        41
 Accounts payable                         3,289           4,777                 -                    8,066
 Deferred revenue                         7,675               -                 -                    7,675
 Accrued and other liabilities            8,960           1,431             9,000  B                19,391
                                    -----------      ----------       -----------              -----------
   Total current  liabilities            19,924           6,249             9,000                   35,173

Deferred income taxes                         -               -            20,804  C                20,804
Convertible notes payable                     -           7,926            (7,926) D                     -
Capital lease obligation                      -              20                 -                       20
                                    -----------      ----------        ----------              -----------
       Total liabilities                 19,924          14,195            21,878                   55,997

Total redeemable convertible
 preferred stock                              -          16,839           (16,839) D                     -

Total stockholders' equity
 (deficit)                              257,178         (26,724)          236,974  E               467,428
                                    -----------      ----------        ----------              -----------
Total liabilities and
 stockholders' equity
 (deficit)                          $   277,102      $    4,310        $  242,013              $   523,425
                                    ===========      ==========        ==========              ===========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
(In thousands, except per share data)

                                                Historical
                                         --------------------------            Pro Forma         Pro Forma
                                         SonicWALL          Phobos            Adjustments        Combined
                                         ----------       ---------           -----------        ---------
Revenues                                   $48,285         $  1,927             $      -          $ 50,212
Cost of revenues                            12,058            3,505                    -            15,563
                                           -------         --------             --------          --------
Gross margin                                36,227           (1,578)                   -            34,649
                                           -------         --------             --------          --------

Operating expenses:
  Research and development                   7,035            6,280                    -            13,315
  Sales and marketing                        9,972            4,913                    -            14,885
  General and administrative                 3,480            5,014                    -             8,494
  Stock-based compensation                   3,325                -                1,150  F          4,475
  Amortization of goodwill and
   other intangible assets                       -                -               30,520  G         30,520
                                           -------         --------             --------          --------
     Total operating expenses               23,812           16,207               31,670            71,689
                                           -------         --------             --------          --------

Income (loss) from operations               12,415          (17,785)             (31,670)          (37,040)

Interest and other income
 (expense), net                              7,204             (618)                 432  H          7,018
                                           -------         --------             --------          --------

Net income (loss) before
 income taxes                               19,619          (18,403)             (31,238)          (30,022)


Provision (benefit) for income
 taxes                                       7,939                -               (7,939) I              -
                                           -------         --------             --------          --------

Net income (loss)                           11,680          (18,403)             (23,299)          (30,022)

Preferred stock dividends                        -             (340)                 340  J              -
                                           -------         --------             --------          --------

Net income (loss) attributable
 to common stockholders                    $11,680         $(18,743)            $(22,959)         $(30,022)
                                           =======         ========             ========          ========
Net income (loss) per
 share-basic                                 $0.23                                                  $(0.50)
                                           =======                                                ========
Net income (loss) per
 share-diluted                               $0.21                                                  $(0.50)
                                           =======                                                ========

Shares used in per share
 calculation-basic                          50,356                                 9,906  K         60,262
                                           =======                              ========          ========
Shares used in per share
 calculation-diluted                        56,226                                 4,036  K         60,262
                                           =======                              ========          ========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
(In thousands, except per share data)

                                             Historical
                                 -----------------------------------        Pro Forma                    Pro Forma
                                     SonicWALL           Phobos            Adjustments                   Combined
                                 -----------------  ----------------   ---------------------         ------------------
Revenues                             $21,047           $  1,377               $      -                   $ 22,424
Cost of revenues                       5,961              1,052                      -                      7,013
                                     -------           --------               --------                   --------
Gross margin                          15,086                325                      -                     15,411
                                     -------           --------               --------                   --------

Operating expenses:
  Research and development             3,634              5,259                      -                      8,893
  Sales and marketing                  5,342              2,102                      -                      7,444
  General and administrative           1,761              1,513                      -                      3,274
  Stock-based compensation             2,895                  -                  2,010   F                  4,905
  Amortization of goodwill and
   other intangible assets                 -                  -                 40,690   G                 40,690
                                     -------           --------               --------                   --------
Total operating expenses              13,632              8,874                 42,700                     65,206
                                     -------           --------               --------                   --------

Income (loss) from operations          1,454             (8,549)               (42,700)                   (49,795)

Interest and other income
 (expense), net                          536                 (7)                     -                        529
                                     -------           --------               --------                   --------

Net income (loss) before
 income taxes                          1,990             (8,556)               (42,700)                   (49,266)


Provision (benefit) for income
 taxes                                 1,832                  -                 (1,832)  I                      -
                                     -------           --------               --------                   --------

Net income (loss)                        158             (8,556)               (40,868)                   (49,266)

Preferred stock dividends                  -             (1,842)                 1,842   J                      -
                                     -------           --------               --------                   --------

Net income (loss) attributable
 to common stockholders              $   158           $(10,398)              $(39,026)                  $(49,266)
                                     =======           ========               ========                   ========


Net income (loss) per
 share-basic                         $  0.00                                                             $  (1.11)
                                     =======                                                             ========
Net income (loss) per
 share-diluted                       $  0.00                                                             $  (1.11)
                                     =======                                                             ========

Shares used in per share
 calculation-basic                    34,668                                     9,906   K                 44,574
                                     =======                                  ========                   ========
Shares used in per share
 calculation-diluted                  42,392                                     2,182   K                 44,574
                                     =======                                  ========                   ========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRO FORMA PRESENTATION

     On October 17, 2000, SonicWALL announced its agreement to acquire Phobos in a transaction to be accounted for as a purchase. Under the terms of the merger,
0.6152475 shares of SonicWALL common stock were exchanged for each share of outstanding Phobos common stock at November 14, 2000, the closing date of the merger. In addition, SonicWALL assumed all outstanding Phobos options and warrants and paid $30 million in cash. The merger agreement also provided for up to an additional $20 million in cash to be payable upon achievement of certain future quarterly revenue targets during 2001. The quarterly amounts, representing additional purchase consideration, will be recorded when payable as adjustments to goodwill.

     The estimated purchase price was based on actual shares of common stock and options issued by SonicWALL on the closing date. The average market price per share of SonicWALL common stock of $15.70 is based on the average closing market price as of October 17, 2000, the date the proposed merger was announced, and for the two trading days prior to and two trading days subsequent to October 17, 2000. The options and warrants were valued by applying the Black-Scholes valuation model.

     The purchase consideration is estimated as follows (in thousands):

        Common stock                                              $155,520
        Assumption of Phobos options and warrants                   22,230
        Cash                                                        30,000
        Estimated transaction costs                                  8,700
                                                                ----------
          Total consideration                                     $216,450
                                                                ==========

     The purchase price allocation is estimated as follows (in thousands):


        Tangible assets acquired                                  $  4,310
        Deferred tax assets                                          5,611
        Intangible assets acquired:
          Existing technology                                       26,220
          Non-compete agreements                                     6,960
          Workforce                                                  2,390
          Customer base                                             16,740
          Goodwill                                                 184,092
        Deferred compensation of unvested options                    3,900
        In-process research and development                          2,300
        Liabilities assumed                                        (14,969)
        Restructuring costs                                           (300)
        Deferred tax liabilities                                   (20,804)
                                                                ----------
          Total consideration                                     $216,450
                                                                ==========

     Due to its non-recurring nature, the effect of recording acquired in-process research and development has been excluded from the pro forma statements of operations. This amount represents a charge in the period when the merger occurred, i.e., the period ended December 31, 2000. The effect of recording acquired in-process research and development has been reflected in the pro forma balance sheet.

     The amount allocated to in-process research and development represents the purchased in-process technology for projects that, as of the date of the merger, had not yet reached technological feasibility and had no alternative future use. The value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage completion of the projects. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

     The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements.

2.   PRO FORMA ADJUSTMENTS

     The pro forma statements give effect to the preliminary allocation of the total purchase consideration to the assets and liabilities of Phobos based on their respective fair values and to the amortization of intangible assets at their fair values over the respective useful lives. The following pro forma adjustments have been made to the Unaudited Pro Forma Condensed Combined Financial Statements:

(A) To record intangible assets at their estimated fair values comprising existing technology of $26,220,000, non-compete agreements of $6,960,000, workforce of $2,390,000, customer base of $16,740,000 and goodwill of $184,092,000.

(B) To record estimated employee related and other exit costs (including costs associated with the elimination of duplicate facility) of $300,000 and merger related fees of $8,700,000. Merger related fees include fees for financial advisors, legal advisors and accountants, printing costs, registration and transfer fees and other nominal charges.

(C) To record the tax effect of pro forma adjustments at a tax rate of 40% and the adjustment to Phobos tax valuation allowance, which reduces deferred tax assets to the amount expected to be realizable.

(D) To eliminate Phobos convertible notes payable and Phobos redeemable convertible preferred stock which were converted into Phobos common stock prior to the acquisition.

(E) To eliminate Phobos historical shareholders' deficit, record the purchase consideration of $216,450,000 and reduce shareholders' equity for in-process research and development costs of $2,300,000 and deferred compensation of $3,900,000. The pro forma combined shareholders' equity, after appropriate reclassifications, comprises the following (in thousands):

        Common stock                                              $451,334
        Tax benefit on disqualifying dispositions                   12,977
        Deferred compensation                                       (5,414)
        Retained earnings                                            8,531
                                                                ----------

          Total shareholders' equity                              $467,428
                                                                ==========


(F) To record deferred compensation charges related to the unvested options assumed in the merger.

(G) To record the amortization of goodwill and other identifiable intangible assets related to the merger as if the transaction occurred on January 1, 1999. Goodwill is amortized over six years and other intangible assets are amortized over three to six years.

(H) To eliminate the amortization of debt discount on Phobos convertible notes payable.

(I) To recognize benefit for income taxes on Phobos pretax losses to the extent realizable. The pro forma combined provision (benefit) for income taxes does not represent the amounts that would have resulted had SonicWALL and Phobos filed consolidated income tax returns during the periods presented.

(J)  To eliminate Phobos preferred stock dividends.

(K) Shares used to calculate pro forma basic and diluted earnings (loss) per share were determined by adding approximately 9,906,000 unrestricted shares issued in exchange for the outstanding Phobos shares to SonicWALL's weighted average shares outstanding. Shares used to calculate pro forma diluted earnings (loss) per share excluded the anti-dilutive effects of SonicWALL's stock options and warrants.

(c)  Exhibits

     2.1 Agreement and Plan of Merger and Reorganization, dated as of October 16, 2000, among SonicWALL, Inc., a California corporation, Pluto Acquisition Corp., a Utah corporation, and a wholly-owned subsidiary of SonicWALL, Phobos

          Corporation, a Utah corporation and GMS Capital Partners, L.P., a Delaware limited partnership, as Stockholders' Representative.*

    2.2 Amendment to Agreement and Plan of Merger, dated as of November 6, 2000, by and among SonicWALL, Inc., a California corporation, Pluto Acquisition Corporation, a Utah corporation, and a wholly-owed subsidiary of SonicWALL, Phobos Corporation, a Utah corporation and GMS Capital Partners, L.P., a Delaware limited partnership, as Stockholders' Representative.*

    99.1 Press Release entitled "SonicWALL Completes Acquisition of Phobos Corporation," issued November 16, 2000.*

    99.2 Phobos Corporation audited financial statements as of December 31, 1999 and 1998 and for the years then ended and unaudited financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999.

_______________________
* Previously filed.

                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SonicWALL, Inc.
                                       (Registrant)

  Date:  January 26, 2001           By:  /s/ Sreekanth Ravi
                                       ----------------------------------
                                       Sreekanth Ravi
                                       President & Chief Executive Officer

                                Exhibit Index

2.1 Agreement and Plan of Merger and Reorganization, dated as of October 16, 2000, among SonicWALL, Inc., a California corporation, Pluto Acquisition Corp., a Utah corporation, and a wholly-owned subsidiary of SonicWALL, Phobos Corporation, a Utah corporation and GMS Capital Partners, L.P., a Delaware limited partnership, as Stockholders' Representative.*

2.2 Amendment to Agreement and Plan of Merger, dated as of November 6, 2000, by and among SonicWALL, Inc., a California corporation, Pluto Acquisition Corporation, a Utah corporation, and a wholly-owed subsidiary of SonicWALL, Phobos Corporation, a Utah corporation and GMS Capital Partners, L.P., a Delaware limited partnership, as Stockholders' Representative.*

99.1  Press Release dated November 16, 2000.*

99.2 Phobos Corporation audited financial statements as of December 31, 1999 and 1998 and for the years then ended and unaudited financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999.

_______________________
* Previously filed.